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                                                                  Exhibit 99.1

                                [PLANETCAD LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS

                        ______________, ___________, 2002
                                9 A.M. (LOCAL TIME)

                        PLANETCAD INC. EXECUTIVE OFFICES
                           2520 55TH STREET, SUITE 200
                             BOULDER, COLORADO 80301
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[LOGO]                                                                PROXY CARD
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                         ANNUAL MEETING OF STOCKHOLDERS
                                  PLANETCAD INC

                               _________ __, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PlanetCAD Inc. hereby appoints _______________ and ______________, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of PlanetCAD Inc. that the undersigned may be entitled to vote as of ____________, 2002 with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PlanetCAD Inc. to be held at 9 A.M. (local time) on _________, 2002 at the executive offices of PlanetCAD Inc., or any postponements, continuations and adjournments thereof.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.


                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-___-____ -- QUICK *** EASY *** IMMEDIATE

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on ____, 2002.

     o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

     o    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PCD/ -- QUICK *** EASY *** IMMEDIATE
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     o    Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on ____, 2002.

     o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PlanetCAD Inc., c/o __________________, P.O. Box ________, ____________________.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               Please detach here


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-6.

(1) Proposal to adopt the Agreement and Plan of Merger, dated as of May 1, 2002, by and among PlanetCAD Inc., Raven Acquisition Corporation, a wholly-owned subsidiary of PlanetCAD, and Avatech Solutions, Inc (the "Merger Agreement") and to approve the merger of Raven Acquisition Corporation with and into Avatech Solutions, Inc. (with Avatech Solutions, Inc. being the surviving corporation) pursuant to the terms of the Merger Agreement and as described in more detail in the proxy statement/prospectus that accompanies this proxy card.

     / / FOR                    / / AGAINST                    / / ABSTAIN


(2) Proposal to approve an amendment to PlanetCAD's certificate of incorporation to effectuate a reverse stock split of PlanetCAD's common stock by a ratio of up to 20-for-one, and to authorize the board of directors to determine the actual split ratio as needed to comply with the minimum trading price listing requirement of the American Stock Exchange.

     / / FOR                    / / AGAINST                    / / ABSTAIN


(3) Proposal to approve an amendment to PlanetCAD's certificate of incorporation to change the name of PlanetCAD to Avatech Solutions, Inc. post merger.

     / / FOR                    / / AGAINST                    / / ABSTAIN


(4) Proposal to elect the following nominees as Directors to serve in such capacities until their successors are duly elected and qualified:

          David W. Hushbeck           Eugene J. Fischer       Philip E. Barak

          James A. Fanella             H. Robert Gill

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     (AUTHORITY TO VOTE FOR ANY NOMINEE(S) MAY BE WITHHELD BY LINING THROUGH THE
     NAME(S) OF ANY SUCH NOMINEE(S).)

     / / FOR all nominees                  / / WITHHOLD authority for all


(5)  Proposal to approve the PlanetCAD 2002 Stock Option Plan.

     / / FOR                    / / AGAINST                    / / ABSTAIN

(6) Proposal to ratify PlantCAD's issuance of 1,202,463 shares of its Series B Convertible Preferred Stock.

     / / FOR                    / / AGAINST                    / / ABSTAIN

UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, AND EACH OF THEM, IN THEIR OR HIS DISCRETION, TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

Address Change? Mark Box [ ]
Indicate changes below:


                                        Date:
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                                        /                                   /
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                                        Signature(s) in Box


                                        Please sign exactly as shown on your
                                        stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.